EXHIBIT 23.1
                                                                    ------------

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in Form 8 K/A of our report dated July 3, 2002 accompanying the December 31, 2001 and 2000 financial statements of RAP Group, Inc. and our report dated July 3, 2002, except for Note 7, as to which the date is August 7, 2002 accompanying the financial statements for the period from inception (February 26, 2001) through December31, 2001 of Voltage Vehicles.

                                                /s/  Spicer, Jeffries & Co.


Denver, Colorado
September 10, 2002